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                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Hancock Holding Company on Form S-4 of our report dated January 15, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Hancock Holding Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.



Deloitte & Touche LLP
New Orleans, Louisiana
April 30, 2001